Exhibit 10.2

CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION.  THE OMITTED INFORMATION, WHICH APPEARS ON 23 PAGES OF THIS EXHIBIT AND HAS BEEN IDENTIFIED WITH THE SYMBOL “****,” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

SUPPLEMENT NO. PA-489-2

TO

MASTER PURCHASE AGREEMENT NO. PA-489

BETWEEN

BOMBARDIER INC.

AND

SKYWEST AIRLINES, INC.

This Supplement when accepted and agreed to by SkyWest Airlines, Inc. (the “Buyer”) will become part of the Master Purchase Agreement No. PA-489 entered into between BOMBARDIER INC., a Canadian corporation represented by Bombardier Aerospace, Regional Aircraft having offices at 123 Garratt Boulevard, Downsview, Ontario, Canada  (“Bombardier”) and SKYWEST AIRLINES, INC. (“Buyer”) dated the 7th day of November 2000 (the “Agreement”) and will evidence our further agreement with respect to the matters set forth below.

The provisions of the Agreement shall apply to the Bombardier products purchased and sold in accordance with this Supplement.  All capitalized terms herein, unless defined herein, shall have the same respective meanings as in the Agreement.  This Supplement is subject to the provisions of the Agreement, all of which are incorporated herein, provided that in the event of any inconsistency between the provision of the Agreement and the provisions of this Supplement, the latter shall take precedence.

ARTICLE 1                                                        SUBJECT MATTER OF SALE

Article 1 supplements Article 2 of the Agreement.

1.1                                 Aircraft

Subject to the provisions of the Agreement and this Supplement, Bombardier will sell and Buyer will purchase Thirty (30) aircraft model CL-600-2C10 Canadair Regional Jet Series 700 aircraft manufactured pursuant to Type Specification number RAD-670-100 Revision E dated September 2002 noted in Schedule 1 hereto as same may be modified from time to time in accordance with the Agreement and this Supplement (the “Specification”) as supplemented to reflect the incorporation of the Buyer selected optional features (“Buyer Selected Optional Features”) set forth in Schedule 2 hereto (collectively the Aircraft”).

Initials

Buyer Bombardier

ARTICLE  2.0                                           PRICE

Article 2 supplements Article 4 of the Agreement.

2.1                                 (a)                                  The base price for each of the Aircraft (excluding the Buyer Selected Optional Features) Ex Works (Incoterms 1990) Bombardier’s facilities in Dorval, Quebec is **** expressed in July 1, 2003 dollars.

(b)                                 The base price of the Buyer Selected Optional Features is One Million Forty One Thousand and Eighty Three United States Dollars ****expressed in July 1, 2003 dollars.

The Aircraft base price shall be the base price for the Aircraft as stated in paragraph (a), plus the base price of the Buyer Selected Optional Features as stated in paragraph (b) (“Base Price”).

2.2                                 The price of the Aircraft for the Scheduled Delivery Date shall be the Base Price adjusted for changes made pursuant to Article 11 of the Agreement and any Regulatory Changes pursuant to Article 8.4 of the Agreement, and further adjusted to the Delivery Date to reflect economic fluctuations during the period from July 1, 2003 to the Delivery Date of each Aircraft (“Aircraft Purchase Price”).  Such adjustments shall be based on the economic adjustment formula attached hereto as Schedule 3 (“Economic Adjustment Formula”) but when adjusted, the Aircraft Purchase Price shall in no case be lower than the Aircraft Base Price, as stipulated in Article 2.1 herein.  Pursuant to Schedule 3 of this Supplement, Bombardier agrees to set the indices used to calculate the Economic Adjustment Formula as of the first day of each applicable delivery month referenced in Article 4.0 of this Supplement for Aircraft with Scheduled Delivery Date(s) in such delivery month.  Bombardier agrees that the average annual escalation to be charged on the Aircraft Purchase Price for each Aircraft scheduled for delivery within a eight (8) year period from the execution of this Supplement from July 1, 2003 to the date of delivery of the last such Aircraft shall not exceed ****percent per year on average.

2.3                                 Upon delivery and payment in full for each of the Aircraft, Bombardier shall issue a credit memorandum to Buyer in the amount of ****expressed in July 1, 2003 dollars.  Such credit memorandum will be adjusted to the date of delivery of the Aircraft in accordance with the Economic Adjustment Formula, but when adjusted, shall in no case be lower than such amount, and shall be used by Buyer against the Aircraft Purchase Price.

ARTICLE  3.0                                           PAYMENT

Articles 3.1.1 and 3.1.2 supplement Article 5.1 of the Agreement.

Article 3.2 supplements Article 5.4 of the Agreement.

3.1.1                        Bombardier and Buyer agree that all progress payments relating to the twenty-nine (29) Conditional Aircraft under Supplement No. PA-489-1 to the Agreement held by Bombardier as of September 8, 2003 shall not be returned to Buyer but shall be retained by Bombardier and applied against the payments due to Bombardier pursuant to Article 3.1.2 below.

3.1.2                        Terms of payment for each Aircraft are as follows:

i.                                          ****                    of the Aircraft Purchase Price minus the credit memorandum in Article 2.3 of this Supplement (the “Net Aircraft Purchase Price) upon execution of this Supplement;

ii.                                       ****                    of the Net Aircraft Purchase Price eighteen (18) months prior to the Scheduled Delivery Date of each Aircraft;

iii.                                    ****                    of the Net Aircraft Purchase Price twelve (12) months prior to the Scheduled Delivery Date of each Aircraft; and

iv.                                   the balance of the Aircraft Purchase Price on delivery of each Aircraft.

All payments referred to in 3.1.2 (ii) through (iii) above are to be made on the first day of the applicable month.

In the event that an Aircraft is financed by a third party, the payments referred to in 3.1.2, which are applicable to such Aircraft, shall be returned to Buyer following delivery of the Aircraft and upon such Aircraft being closed into permanent financing, in accordance with Article 3.0 of Schedule 6 to this Supplement.

3.2                                 Buyer shall make all payments due under this Agreement and this Supplement in immediately available United States Dollars by deposit on or before the due date, to Bombardier’s account in the following manner:

(a)

Transfer to:

Bank of America 1401, Elm Street Dallas, Texas, U.S.A. 75283

Account Name:	Bombardier Inc.
Account #:	3751606624
Bank Name:	Bank of America Texas
ABA#:	111000012

Please reference:  Invoice # and/or Aircraft Serial #

ARTICLE 4.0                                              DELIVERY PROGRAM

Article 4.0 supplements Article 6.0 of the Agreement.

4.1                                 The Aircraft set forth in Column 1 shall be offered for inspection and acceptance to Buyer at Bombardier’s facility in Montreal, Quebec during the months set forth in Column 2 (the “Scheduled Delivery Dates”).

FIRM AIRCRAFT DELIVERY SCHEDULE

Column 1	Column 2

First Aircraft	January 2004
Second Aircraft	February 2004
Third Aircraft	March 2004
Fourth Aircraft	April 2004

Fifth Aircraft

June 2004 (1)

Sixth Aircraft	June 2004
Seventh Aircraft	July 2004
Eighth Aircraft	August 2004
Ninth Aircraft	September 2004

Tenth Aircraft

October 2004

Eleventh Aircraft	October 2004
Twelfth Aircraft	November 2004
Thirteenth Aircraft	November 2004
Fourteenth Aircraft	December 2004
Fifteenth Aircraft	December 2004
Sixteenth Aircraft	January 2005
Seventeenth Aircraft	January2005
Eighteenth Aircraft	January 2005
Nineteenth Aircraft	February 2005
Twentieth Aircraft	February 2005
Twenty First Aircraft	February 2005
Twenty Second Aircraft	March 2005
Twenty Third Aircraft	March 2005
Twenty Fourth Aircraft	March 2005
Twenty Fifth Aircraft	April 2005
Twenty Sixth Aircraft	April 2005
Twenty Seventh Aircraft	April 2005
Twenty Eighth Aircraft	May 2005
Twenty Ninth Aircraft	May 2005
Thirtieth Aircraft	May 2005

(1)                                In the event that Buyer does not elect to purchase S/N 10003 in accordance with Schedule 18, this delivery position shall move to June 2005 and the delivery positions shall be renumbered accordingly.

ARTICLE 5.0                                              BUYER INFORMATION

Article 5.0 supplements Article 7.0 of the Agreement.

5.1                                 Pursuant to Article 7.1 of the Agreement, Buyer shall provide the information set forth in Article 7.1 of the Agreement, within thirty (30) days of signing this Supplement.

ARTICLE 6.0                                              NON-EXCUSABLE DELAY

Article 6.1 supplements Article 14.1 of the Agreement.

6.1                                 If delivery of the Aircraft is delayed by causes not excused under Article 13.1 of the Agreement (a “Non-Excusable Delay”), Bombardier shall pay Buyer, as liquidated damages and not as a penalty, ****for each day of Non-Excusable Delay in excess of a grace period of thirty (30) days, to a maximum of ****for any such delayed Aircraft.

Article 6.2 supplements Article 14.1 of the Agreement.

6.2                                 The period of days referred to is thirty (30) days in Article 14.1 of the Agreement.

ARTICLE 7.0                                              TECHNICAL SUPPORT

Article 7.0 supplements Annex A, Article 1.0 of the Agreement.

7.1                                 The FSR term referred to in Annex A, Article 1.2.2 is as follows:

Such assignment shall be for seventy-five (75) man-months, and shall commence approximately one (1) month prior to the Delivery Date of the first Aircraft.  The FSR assignment may be extended on terms and conditions to be mutually agreed.

7.2                                 To assist Buyer in the introduction of the Aircraft into revenue service, Bombardier will assemble a “Start-Up Team” at Buyer’s main base of operation or other location as may be mutually agreed, for a period of up to twenty-four (24) man-months.  The composition of this Start-Up Team shall be subject to discussion and could include operational, technical and/or maintenance support personnel and flight instruction staff (“Start-Up Team Services”).

ARTICLE 8.0                                              TRAINING

Article 8.0 supplements Annex A, Article 3 of the Agreement

8.1                               Flight Crew Training Program

8.1.1                        CRJ200 – 700 Pilot Differences Course

Bombardier shall provide a FAA FAR 142 approved CRJ200 — CRJ700 Pilot Differences course at the Bombardier Aerospace Training Centre located in Montreal, Province of Quebec, Canada, for up to twenty (20) of Buyer’s pilots holding a valid pilot certificate/license with a CL65 type rating. The successful completion of this course allows a type-rated CRJ pilot to operate both the CRJ200 and CRJ700 variants. This course shall consist of instructor led presentations of systems differences, a Systems Training Device session and two (2) CRJ700 full flight training sessions. . Flight crews who qualified on the CRJ200 will then become similarly qualified on the CRJ700.  The course duration shall be for a maximum of five (5) working days.

8.1.2                        Flight Attendant Course

Bombardier shall provide a familiarization course for up to ten (10) of Buyer’s qualified flight attendant personnel at the Bombardier Aerospace Training Centre located in Montreal, Province of Quebec, Canada.  This course shall present general information on the Aircraft and detailed information on the operation of the passenger safety equipment and emergency equipment.  Bombardier shall furnish for each participant in this course one (1) copy of the Flight Attendant Training Guide (without revision service).  Each course shall be for a maximum of three (3) working days duration.

8.1.3                        Aircraft Maintenance Engineer (Mechanical) Course

Bombardier shall provide airframe and power plant systems maintenance training for a total of seventy-five (75) of Buyer’s qualified personnel at the Bombardier Aerospace Training Centre located in Montreal, Province of Quebec, Canada.  The course will emphasize detailed systems description, operation, and routine line maintenance practices. The course material shall be principally mechanical with electrical and avionics information for overall systems comprehension.  The course duration shall be for a maximum of twenty-five (25) working days.

8.1.4                        Aircraft Maintenance Engineer (Avionics) Course

Bombardier shall provide electrical and avionics systems maintenance training for a total of forty-five (45) of Buyer’s qualified personnel at the Bombardier Aerospace Training Centre located in Montreal, Province of Quebec, Canada. The course will emphasize detailed systems description, operation and routine line maintenance practices. The course material shall be principally electrical and avionic but shall include mechanical information for overall systems comprehension.  The course duration shall be for a maximum of twenty-five (25) working days.

8.2                               Course Training Materials

Bombardier shall provide pilot and maintenance course training materials as set out below:

8.2.1                                  Flight Deck Books and Pilot Reference Manuals

Bombardier shall provide to Buyer one (1) Flight Deck Book per Aircraft plus an additional three (3) copies for a total of thirty-three (33) Flight Deck Books.  In addition to the Flight Deck Books, Bombardier shall also provide to Buyer ten (10) sets of Pilot Reference Manuals (“PRM”) per Aircraft, for a total of three hundred (300) sets of PRM, consisting of volumes 1 and 2 in colour.

8.2.2                                  Classroom Cockpit Wall-Boards

Bombardier will provide two (2) eight foot (8 ft) x eight foot (8 ft) Flight Deck Posters free of charge to the Buyer.

8.2.3                                  Pilot Differences Training Package

Within six (6) months of Buyer’s written request, which request must be received by Bombardier no later than six (6) months prior to the delivery of the first Aircraft, and subject to the terms and conditions of Bombardier’s License Agreement to be mutually agreed between Bombardier and Buyer prior to the delivery of the following, Bombardier shall provide three (3) sets of the following training package, at no additional charge to Buyer, for a term of ten (10) years commencing from receipt of said training package by Buyer:

Each Pilot Differences Training package consists of one (1) PowerPoint presentation, one (1) Walk Around Computer Based Training (“Walk Around CBT”) software without revision service, and one (1) Approach Attitude Comparator Computer Based Training (“Approach Attitude Comparator CBT”) without revision service.  Such Pilot Differences Training packages are for Buyer’s own use on Buyer’s local area networks.  At no time shall Buyer exceed the following allotment of licenses that may be installed by Buyer on Buyer’s computer stations at Buyer’s designated sites:

i.	a total of three (3) personal, non-transferable, non-exclusive licenses of the PowerPoint Presentation;
ii.	a total of thirty (30) personal, non-transferable, non-exclusive licenses of the Walk Around CBT; and
iii.	a total of thirty (30) personal, non-transferable, non-exclusive licenses of the Approach Attitude Comparator CBT:

All computer hardware is BFE (“Buyer Furnished Equipment”).

8.2.4                                  Computer Based Training - Maintenance

Within six (6) months of Buyer’s written request, which request must be received by Bombardier no later than six (6) months prior to the delivery of the first Aircraft, and subject to the terms and conditions of the Maintenance Computer Based Training License Agreement to be mutually agreed between Bombardier and Buyer prior to the delivery of the following, Bombardier shall provide one (1) set of the following CRJ700 Maintenance Computer Based Training (“Maintenance CBT”) software, at no additional charge to Buyer, for a term of ten (10) years commencing from receipt of said software by Buyer:

The Maintenance CBT software set (without revision service) consists of approximately twenty-six (26) hours of self-instructional modules representing the theory required by a technician the CRJ700.  The CRJ700 Maintenance CBT will run on standard multi-media PCs on a network..  The Maintenance CBT software set is for Buyer’s own use on Buyer’s local area networks.  A total of ten (10) personal, non-transferable, non-exclusive licenses of the CRJ700 Maintenance CBT may be installed by Buyer on Buyer’s computer stations at Buyer’s designated sites.  At no time shall Buyer exceed this allotment.  All computer hardware is BFE.

8.2.5                                  CRJ700 Computer Based Training Updates

Updates to the CRJ700 Computer Based Training (“CRJ700 CBT”) Materials for the Pilot Differences Training Package and Maintenance CBT referred to in 8.2.3 and 8.2.4 respectively, as well as the revision service to the PRM shall be as follows:

Bombardier shall issue to Buyer a Computer Based Training credit memorandum (“CBT Credit Memorandum”) in the amount of****  Such CBT Credit Memorandum will be valid for a period of ten (10) years from the date of execution of this Supplement and may be drawn down by Buyer solely for the purchase of Bombardier released CRJ700 CBT updates and revisions to the PRM.   The price of any such CRJ700 CBT updates and PRM revision service will be at the applicable list price at the time of any such updates.  Contents, format and revision dates for the updates to the CRJ700 CBT courseware and PRM shall be at Bombardier’s sole discretion.  In the event that Buyer does not fully utilize its allocation during the ten (10) year period any unused portion remaining of the CBT Credit Memorandum shall be forfeited by Buyer.

ARTICLE 9.0  -  TECHNICAL DATA

Article 9.0 supplements Annex A, Article 4 of the Agreement

9.1                                 Technical Data Provided

Bombardier shall furnish to Buyer the Technical Data described in the table below.

****

9.2                                 Revision Service

Bombardier will provide Buyer with revision service commencing upon delivery of the first Technical Data to Buyer and shall continue for twenty (20) years following delivery of Buyer’s first Aircraft. Subsequent revision service shall be provided dependent upon incorporation of Bombardier issued Service Bulletins.

9.2.1                        Revisions to the Technical Data to reflect the Aircraft at Delivery Date shall be provided to Buyer within six (6) months following the Delivery Date of each of the Aircraft, respectively.

9.2.2                        Provided the revision service is being supplied under the terms of this Agreement or by subsequent purchase order, Bombardier shall incorporate in the applicable documents all applicable Bombardier originated Service Bulletins, any Bombardier originated changes and Airworthiness Directives. The manuals shall then contain both the original and revised configuration.

9.3                                 Passenger Information Cards

Bombardier will provide to Buyer, **** laminated passenger information cards free of charge.

9.4                                 Vendor Manuals

All vendor manuals and revisions will be shipped directly by vendors to Buyer.

ARTICLE 10.0                                       WARRANTY

Article 10.0 below supplements Annex B, Article 1.0 of the Agreement.

****

ARTICLE 11.0                                       SLP COVERED COMPONENTS

Article 11.0 supplements Annex B, Article 3.7 of the Agreement.

11.1                           WING

a.                                       Upper and lower integral stringer machined wing planks.

b.                                      Machined spar, including auxiliary spars.

c.                                       Caps, webs and stiffeners on fabricated spars.

d.                                      Front spar to rear spar wing box ribs.

e.                                       Main landing gear (MLG) machined trunnion rib.

f.                                         MLG side stay machined attachment fittings.

g.                                      Wing/fuselage machined attachment fittings.

11.2                           FUSELAGE

a.                                       Window and windshield frame structure, but excluding the windows and windshield. Exterior skins, doublers, circumferential frames but excluding all systems, fairings, insulation, lining and decorative clips and brackets.

b.                                      Engine mount support box structure and machined pylon attachment fittings.  Primary structure frames around body openings for passenger door, baggage door, avionics door, flying control access door, APU access door and emergency exits.

c.                                       Nose landing gear well structure, including wheel well walls, ceiling, pressure bulkheads and pressure floor structural components at fuselage wing cutout.

11.3                           VERTICAL STABILIZER

a.                                       All spars.

b.                                      Horizontal to vertical stabilizer machined attachment fittings.

c.                                       Front spar to fuselage frame machined attachment fittings.

d.                                      Exterior skins, ribs, stringers between front and rear spars and machined closing rib.

11.4                           HORIZONTAL STABILIZER

Front and rear spars and exterior skins, rib and stringers between front and rear spars.

In witness whereof this Supplement was signed on the date written hereof:

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 1 TO SUPPLEMENT NO. PA-489-2

TYPE SPECIFICATION

Number RAD-670-100 Revision E

September 2002

SCHEDULE 2 TO SUPPLEMENT NO. PA-489-2

BUYER SELECTED OPTIONAL FEATURES

CS: 7SW003

CR Ref.#	Option Description	Price (in July 2003 U.S. dollars)
00-215	MTOW - 75,000 Lb (Extended Range Version)	Refer to Schedule 19
11-224	Exterior Paint & Placards/Markings – SkyWest – United	****
21-201	Baggage - Temperature Control In Aft Comp’t	****
21-209	Air Conditioning - Ground Cart Connection	****
23-221	CVR - 2 Hours, Solid State (L3Comm)	****
23-236	VHF Comm - Third Radio For Datalink, 25 KHz (Collins)	****
25-03-201	Interior Finish & Décor - Custom Carpets	****
25-03-203	Interior Finish & Décor - Custom Bulkheads	****
25-17-201	Reinforced Flight Deck Door	****
25-22-201	PAX Seats - In-Arm Meal Trays (4 Seat Pairs)	****
25-22-203	PAX Seats - Leather Dress Covers (35 Seat Pairs)	****
25-22-204	PAX Seats - Recline Feature (31 Seat Pairs)	****
25-23-203	Flight Attendant - Leather Dress Covers (qty 2)	****
25-24-234	Storage Compartment - RH Storage With Roll Up Door	****
25-24-235	Wardrobe - LH Forward with Roll-Up Door	****
25-290	Baggage - Underfloor Retrieval System	****
25-31-204	Galley - Storable Workshelf, Plug In	****
25-31-229	G1 Galley - Provisions For Snack & Hot Beverage Service (4 Trolleys)	****
25-34-201	Trolley - Atlas Std Half Size (qty 3)	****
25-34-202	Stowage Unit – Atlas Std (qty 3)	****
25-34-203	Trolley - Waste, Atlas Std Half Size (Each)	****
25-34-211	Beverage Maker - Atlas Std (TIA, qty 2)	****
31-240	Crew Force Measuring System	****
31-270	Datalink – ACARS (Collins CMU-900) With Milltope Printer	****
33-203	Lights - Red Beacon	****
33-210	Lights - Tail Logo	****
33-220	Lights - Baggage Door Floodlights (Aft & Underfloor)	****
34-228	GPWS - Enhanced (Honeywell)	****
34-235	FMS - Single, ACARS Compatible (Collins FMS-4200)	****
34-241	VHF NAV - FM Immunity (VIR 432+)	****
34-252	GPS - Dual (Collins GPS-4000A)	****
34-260	Radio Altimeter - Second (Collins)	****
34-262	Altimeter-Baro Setting Flashing At 18,000 Ft.	****
34-265	RVSM Capability	****
35-204	Emergency Equipment - Flight Crew Oxygen Masks (Eros Magic Mask, Three)	****
35-210	Emergency Equipment – Increased Capacity Crew Oxygen System (77 Cu.Ft.)	****

38-210	Water - Forward System (For Galley 1)	****
79-201	Engine Oil - Remote Replenishment System	****
	Total Buyer Selected Optional Features	****

00-213	Certification - FAA (FAR 25)	****

“ANAC” denotes “At No Additional Cost”

Note 1:                      Buyer may delete any of the above Buyer Selected Optional Features, within appropriate notice periods, for a credit of ****of its price.

SCHEDULE 3 TO SUPPLEMENT NO. PA-489-2

ECONOMIC ADJUSTMENT FORMULA

Pursuant to the provision of Article 2.2 of the Supplement, the economic adjustment will be calculated using the following Economic Adjustment Formula:

****

The above indices are subject to change without notice, and shall be as published by Statistics Canada or the Bureau of Labour Statistics.

For the purpose of the Economic Adjustment Formula and the calculation of the economic adjustment:

****

In the event that any index used in the Economic Adjustment Formula is discontinued or restated, or if the methodology employed by the relevant authority in determining the index is substantially revised, then the index shall be replaced or amended in accordance with the revised index published by the relevant authority.

In the calculation of the Aircraft Purchase Price the following guidelines in respect of decimal places shall apply:

****

SCHEDULE 4 TO SUPPLEMENT NO. PA-489-2

OPTION AIRCRAFT

1.0                                 Bombardier hereby agrees to grant Buyer the option to purchase an additional Eighty (80) Canadair Regional Jet Series 700 aircraft as described in Article 1 of this Supplement (the “Option Aircraft”) for the benefit of Buyer under the following general conditions:

1.1                                 The price for each of the Option Aircraft (“Option Aircraft Purchase Price”) shall be determined as set forth in Article 2 of this Supplement, plus product improvements price changes from the date of this Supplement to the date of notification.  As used herein, “product improvement” shall mean an optional feature addition to the basic Aircraft which brings a plus value that is translated into an increase to the list price of the Aircraft.

1.2.1                        The credit memorandum for each of the Option Aircraft shall be as set forth in Article 2.3 to this Supplement.

1.2.2                        In addition to the credit memorandum referenced in Article 1.2.1 above, in the event that Buyer exercises its right to purchase ten (10) or more Option Aircraft, Bombardier shall issue an additional credit memorandum in the amount of ****expressed in July 1, 2003 dollars for the First Option Aircraft through the Nineteenth Option Aircraft. In addition, in the event that Buyer exercises its right to purchase twenty (20) or more Option Aircraft, Bombardier shall (i) issue an additional credit memorandum in the amount of ****expressed in July 1, 2003 dollars for the Twentieth Option Aircraft and subsequent Option Aircraft and (ii) shall issue an additional credit memorandum in the amount of ****expressed in July 1, 2003 dollars for the First Option Aircraft through the Nineteenth Option Aircraft.  Such additional credit memorandum shall be referred to as the “Additional Credit Memorandum”.  The Additional Credit Memorandum will be adjusted to the date of delivery of the Option Aircraft in accordance with the Economic Adjustment Formula, but when adjusted, shall in no case be lower than such amount, and shall be used by Buyer to purchase goods and services directly from Bombardier or shall be used by Buyer against the Option Aircraft Purchase Price.

1.3                                 The Option Aircraft shall be offered in sixteen (16) blocks of five (5) Option Aircraft.  Buyer shall exercise its right to purchase the Option Aircraft by providing to Bombardier with a definitive irrevocable written notice of exercise no later than eighteen (18) months prior to the Scheduled Delivery Date of the first Option Aircraft in each block (“Exercise Date”) at which point the Option Deposits (as defined in Article 1.4 herein) for the applicable block of Option Aircraft will become non-refundable.  The option to purchase the applicable block of Option Aircraft shall become null and void in the event Buyer fails to give such notice of exercise by the Exercise Date and the Option Deposits for the applicable block of Option Aircraft shall be refunded to Buyer, without interest.

1.4                                 Bombardier confirms having received a deposit of ****against eighty (80) option aircraft terminated under Contract Change Order No. 14 to Supplement No. PA-489-1 to the Agreement for a total amount of****  This total amount shall not be returned to Buyer but shall be applied in equal amounts of ****to each Option Aircraft under this Supplement (the “Option Deposit”).  The Option Deposits applicable to a block of Option Aircraft shall be refunded to Buyer, without interest, should prior to or on the Exercise Date, Buyer give notice of its intention not to exercise its option with respect to a given block of Option Aircraft.

1.5                                 Buyer shall make payment or cause payment to be made for each Option Aircraft as follows:

(a)                                  **** of the Aircraft Purchase Price in Article 2.2 of this Supplement minus the credit memorandum in Article 2.3 of this Supplement (the “Net Option Aircraft Purchase Price”) at exercise date less the Option Deposit for the applicable Option Aircraft; and

(b)                                 the balance of the Option Aircraft Purchase Price on delivery of each Option Aircraft.

1.6                                 The Scheduled Delivery Dates of the Option Aircraft are as follows:

Block No. 1	Scheduled Delivery Date

First Option Aircraft

June 2005

Second Option Aircraft

June 2005

Third Option Aircraft

July 2005

Fourth Option Aircraft

July 2005

Fifth Option Aircraft

August 2005

Block No. 2	Scheduled Delivery Date

Sixth Option Aircraft

August 2005

Seventh Option Aircraft

September 2005

Eighth Option Aircraft

September 2005

Ninth Option Aircraft

October 2005

Tenth Option Aircraft

October 2005

Block No. 3	Scheduled Delivery Date

Eleventh Option Aircraft

November 2005

Twelfth Option Aircraft

November 2005

Thirteenth Option Aircraft

December 2005

Fourteenth Option Aircraft

December 2005

Fifteenth Option Aircraft

January 2006

Block No. 4	Scheduled Delivery Date

Sixteenth Option Aircraft

January 2006

Seventeenth Option Aircraft

February 2006

Eighteenth Option Aircraft

February 2006

Nineteenth Option Aircraft

March 2006

Twentieth Option Aircraft

March 2006

Block No. 5	Scheduled Delivery Date

Twenty First Option Aircraft

April 2006

Twenty Second Option Aircraft

April 2006

Twenty Third Option Aircraft

May 2006

Twenty Fourth Option Aircraft

May 2006

Twenty Fifth Option Aircraft

June 2006

Block No. 6	Scheduled Delivery Date

Twenty Sixth Option Aircraft

June 2006

Twenty Seventh Option Aircraft

July 2006

Twenty Eighth Option Aircraft

July 2006

Twenty Ninth Option Aircraft

August 2006

Thirtieth Option Aircraft

August 2006

Block No. 7	Scheduled Delivery Date

Thirty First Option Aircraft

September 2006

Thirty Second Option Aircraft

September 2006

Thirty Third Option Aircraft

October 2006

Thirty Fourth Option Aircraft

October 2006

Thirty Fifth Option Aircraft

November 2006

Block No. 8	Scheduled Delivery Date

Thirty Sixth Option Aircraft

November 2006

Thirty Seventh Option Aircraft

December 2006

Thirty Eighth Option Aircraft

December 2006

Thirty Ninth Option Aircraft

January 2007

Fortieth Option Aircraft

January 2007

Block No. 9	Scheduled Delivery Date

Forty First Option Aircraft

February 2007

Forty Second Option Aircraft

February 2007

Forty Third Option Aircraft

March 2007

Forty Fourth Option Aircraft

March 2007

Forty Fifth Aircraft	April 2007

Block No. 10	Scheduled Delivery Date

Forty Sixth Option Aircraft

April 2007

Forty Seventh Option Aircraft

May 2007

Forty Eighth Option Aircraft

May 2007

Forty Ninth Option Aircraft

June 2007

Fiftieth Option Aircraft

June 2007

Block No. 11	Scheduled Delivery Date

Fifty First Option Aircraft

July 2007

Fifty Second Option Aircraft

July 2007

Fifty Third Option Aircraft

August 2007

Fifty Fourth Option Aircraft

August 2007

Fifty Fifth Option Aircraft	September 2007

Block No. 12	Scheduled Delivery Date

Fifty Sixth Option Aircraft

September 2007

Fifty Seventh Option Aircraft

October 2007

Fifty Eighth Option Aircraft

October 2007

Fifty Ninth Option Aircraft

November 2007

Sixtieth Option Aircraft	November 2007

Block No. 13	Scheduled Delivery Date

Sixty First Option Aircraft

December 2007

Sixty Second Option Aircraft

December 2007

Sixty Third Option Aircraft

January 2008

Sixty Fourth Option Aircraft

January 2008

Sixty Fifth Option Aircraft

February 2008

Block No. 14	Scheduled Delivery Date

Sixty Sixth Option Aircraft

February 2008

Sixty Seventh Option Aircraft

March 2008

Sixty Eighth Option Aircraft

March 2008

Sixty Ninth Option Aircraft

April 2008

Seventieth Option Aircraft

April 2008

Block No. 15	Scheduled Delivery Date

Seventy First Option Aircraft

May 2008

Seventy Second Option Aircraft

May 2008

Seventy Third Option Aircraft

June 2008

Seventy Fourth Option Aircraft

June 2008

Seventy Fifth Option Aircraft

July 2008

Block No. 16	Scheduled Delivery Date

Seventy Sixth Option Aircraft

July 2008

Seventy Seventh Option

August 2008

Seventy Eighth Option Aircraft

August 2008

Seventy Ninth Option Aircraft

September 2008

Eightieth Option Aircraft

September 2008

1.7                                 The exercise of this option shall not create an obligation of Bombardier, nor grant a right to Buyer, for any additional options.  In addition, the provisions of the following Schedules to this Supplement shall not apply to such Option Aircraft:

Schedule 4 Option Aircraft

Schedule 6 Financing Assistance
Schedule 7 Dispatch Reliability Guarantee
Schedule 8 Performance Guarantee
Schedule 9 Airframe Direct Maintenance Cost Guarantee
Schedule 10 Articles 2, 3 and 4 Credit Memoranda
Schedule 13 Future Engine Upgrades
Schedule 17 Termination
Schedule18 Purchase of Bombardier Aircraft Bearing Manufacturer’s Serial Number 10003.

2.0                                 Upon exercise of Buyer’s right to purchase the Option Aircraft, the parties shall deem all definitions, terms and conditions of the Agreement and this Supplement as being applicable to the purchase of the Option Aircraft, unless expressly noted otherwise.

3.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

4.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

5.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

6.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 5 TO SUPPLEMENT NO. PA-489-

CONVERSION RIGHTS

Buyer shall have the right to convert any of the Option Aircraft (which, for the purposes of this Schedule 5, shall include the vested Rolling Option Aircraft) to the Canadair Regional Jet Series 900 aircraft or the Bombardier DHC-8 Series 400 aircraft (collectively the “Converted Aircraft”), subject to availability, upon the following terms and conditions:

1.0                                 Buyer may elect to convert any of the Option Aircraft to a Converted Aircraft by providing written notice to be received by Bombardier no later than twenty-four (24) months prior to the first day of the month of the Scheduled Delivery Date of the Option Aircraft.  The price of the Converted Aircraft, exclusive of any Buyer Selected Optional Features shall be Bombardier’s list price, adjusted in accordance with Article 2.2 of this Supplement.

2.0                                 Upon delivery of and payment in full for each Converted Aircraft delivered pursuant to this Schedule 5, Bombardier shall issue to Buyer a credit memorandum in the amount of ****of Bombardier’s list price as of the date of notice of conversion with respect to the Canadair Regional Jet Series 900 aircraft and ****of Bombardier’s list price as of the date of notice of conversion with respect to the Bombardier DHC-8 Series 400 aircraft.  Such credit memorandum will be subject to escalation in accordance with the terms and conditions to be agreed upon between Buyer and Bombardier and shall be used by Buyer to reduce the amount payable on delivery of such Converted Aircraft.

3.0                                 In the event that Buyer elects to convert any of the Option Aircraft to the Bombardier DHC-8 Series 400 aircraft, Bombardier agrees to purchase one (1) of Buyer’s owned EMB-120 aircraft for every two (2) Bombardier DHC-8 Series 400 aircraft converted and delivered.  The price of each EMB-120 aircraft and Buyer’s intended selling date shall be mutually agreed to between Buyer and Bombardier upon receipt of Buyer’s notice of conversion.  At the time of purchase, Bombardier and Buyer shall enter into an Acquisition Agreement, which shall be appended by Bombardier’s standard half time return conditions.

4.0                                 Upon exercise of Buyer’s right to convert an Option Aircraft, the parties shall deem all definitions, terms and conditions of the Agreement applicable to the purchase of the Converted Aircraft thereof, and parties shall execute a Supplement to the Agreement for the purchase of the Converted Aircraft in accordance with the terms and conditions hereof.

5.0.                              In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

6.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

7.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

8.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 6 TO SUPPLEMENT NO. PA-489-2

FINANCING ASSISTANCE

1.0                                 General

Subject to the limitations set forth below, this financing assistance shall apply to the thirty (30) firm Aircraft (“Firm Aircraft”) set forth in Article 4.1 of this Supplement.  Financing for the Firm Aircraft will be arranged by Buyer working in close coordination with Bombardier with the objective of obtaining the best available terms for Buyer, consistent with the financing support to be provided by Bombardier hereunder.  Financing Support, as defined herein, will be available to Buyer subject to the terms of the Financing Support and provided that Buyer has and continues to actively and persistently seek third party financing.

The parties agree that the terms and conditions described herein are based on all of the obligations of Buyer or Permitted Assignee being irrevocably guaranteed by SkyWest, Inc. (the “Guarantor”) and the financing support provided pursuant to this Schedule 1 may not be assigned or otherwise disposed of by Buyer except to a wholly owned subsidiary of Guarantor (a “Permitted Assignee”).  “Financing Support” means ****

2.0                                 Interim Financing

****

3.0                                 Security Deposit

****

4.0                                 Backstop Debt

****

11.0                           Legal and Transaction Fees

Buyer shall bear the cost of the legal fees, disbursements and out-of-pocket expenses associated with the documentation for the Financing Support, including without limitation such costs of Lenders and Bombardier, whether or not any such transaction closes. These costs will be paid upon the closing of financing(s) outlined in Article 3.0 above; except to the extent allowed by third party lessors, such fair and reasonable costs may be included in transaction costs and paid over the term of the lease provided these costs are paid on closing by the lessor.

12.0                           No Assignment

The Financing Support is personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier, in its sole discretion.  Any such assignment or disposition without such consent shall be void.

13.0                           Confidentiality

Buyer (including its employees, agents and advisors) agrees to keep the terms and conditions of the Financing Support strictly confidential.  Any information related to the form and amount of the Financing Support which may be provided by Bombardier hereunder is to be treated as confidential and is not to be provided to any third party without the express written consent of Bombardier, and then only subject to the third party agreeing to Bombardier’s confidentiality agreement.  It is Buyer’s responsibility to have such agreement executed with any third party prior to disclosure of any such information and to provide such to Bombardier for approval.

****

15.0

This Financing Support applies to the first thirty (30) Firm Aircraft only, and not to any Option Aircraft. However, if options are exercised which result in CRJ deliveries prior to the total thirty (30) Firm Aircraft being delivered, then Buyer shall have the option to have the applicable support apply to those deliveries.

16.0

In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void as to the undelivered Firm Aircraft.

17.0

The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

18.0

This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

19.0

Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 7 TO SUPPLEMENT NO. PA-489-2

DISPATCH RELIABILITY GUARANTEE

1.0                                 Intent

The intent of the Dispatch Reliability Guarantee (“DRG”) is to achieve the full potential of the inherent technical reliability of the Aircraft through the joint efforts of Bombardier and Buyer.  To that end, Bombardier agrees to take action as specified below and Buyer agrees to set its Aircraft fleet dispatch reliability target equal to or greater than 0.4% above the Guarantee Value so that both Buyer and Bombardier’s technical staff can pursue attainment of the Guarantee Value (as defined in Article 3.0 below)

For the purpose of this Guarantee, the dispatch reliability shall be for the Aircraft purchased under this Supplement.  It is understood by Bombardier and Buyer that this Guarantee does not replace, cancel or extend similar dispatch reliability guarantees agreed upon in previous agreements between the parties, which guarantees shall remain in force and effect pursuant to their respective terms and conditions,

2.0                                 Definition

As defined in World Airlines Technical Operations Glossary (W.A.T.O.G.), a chargeable technical delay shall be any delay greater than fifteen (15) minutes beyond scheduled revenue departure time caused by malfunction of equipment affecting any of the Aircraft (“Chargeable Technical Delay”) and a cancellation shall be the deletion of the flight from Buyer’s operating schedule, provided that no more than one (1) delay or cancellation shall be charged to the single event of a specific malfunction (“Cancellation”).

3.0                                 Guarantee Value

Bombardier guarantees that the Aircraft dispatch reliability with respect to avoidance of Chargeable Technical Delays or Cancellations shall, at the end of the period indicated below, meet the guarantee value percentages specified below (“Guarantee Value”)

Period	Guarantee Value (%)

Months six to twelve	****
Months thirteen to twenty-four	****
Months twenty-five to thirty-six	****
Months thirty-seven to sixty	****

4.0                                 Term of Guarantee

****

5.0                                 Formula

As the term is used herein, “dispatch reliability” shall be a six (6) month moving average numerical value (expressed as a percentage) which shall be calculated by application of the following formula:

DR	= 100(1 - CD/SD)

Where:

DR	= Dispatch Reliability (expressed as percentage)

CD	= Total Chargeable Technical Delays and Cancellations.

SD	= Total Scheduled Revenue Departures

6.0                                 Assumptions

The Guarantee Value is predicated on a revenue flight length of seventy-five (75) minutes, a minimum turnaround time of forty (40) minutes and a minimum through stop time of twenty (20) minutes. Bombardier reserves the right to renegotiate the Guarantee Value in the event of deviation in the aforemade assumptions.

7.0                                 Conditions and Limitations

7.1                                 Buyer shall make all reasonable efforts to return an aircraft to service and to use available spare aircraft to maintain its scheduled flights.  No Chargeable Delay and/or Cancellation with regard to a scheduled flight shall be counted if Buyer is reasonably able to maintain that scheduled flight without knowingly causing it to fail to maintain another scheduled flight.

7.2                                 Any delay or cancellation due to any one or more of the following causes shall not be considered a Chargeable Technical Delay or Cancellation in computing compliance with this DRG:

a)                                      Delay or cancellation due to operation or maintenance of equipment in the Aircraft not being in accordance with the approved Technical Data;

b)                                     Chargeable Technical Delay or Cancellation due to acts or omissions of Buyer including but not limited to unavailability of serviceable spare parts and ground support equipment on a twenty-four (24) hours a day, seven (7) days a week basis, located at each of Buyer’s operating facilities, not dispatching in accordance with the approved Minimum Equipment List and purchasing and maintaining spare parts provisioning that is substantially less than the level recommended by Bombardier, unless Bombardier are unable to deliver spare parts within Bombardier’s committed timeframe.;

c)                                      Chargeable Technical Delay or cancellation due to the unavailability of trained and certified (Buyer’s or contractor’s) personnel on a twenty-four (24) hours a day, seven days a week basis, located at each of Buyer’s operating facilities.

d)                                     Chargeable Technical Delay or Cancellation caused by problems that have had relevant recommended Service Bulletins or Airworthiness Directives issued against them, if Buyer has not incorporated the bulletin on the Aircraft in question provided that Buyer makes reasonable efforts to incorporate Service Bulletins consistent with Buyer maintenance program.

e)                                      Chargeable Technical Delay or Cancellation caused by BFE of Buyer or Buyer designated equipment (equipment designated by Buyer and purchased by Bombardier on behalf of Buyer);

f)                                        Chargeable Technical Delay or Cancellation caused by the Power Plant or Power Plant Parts;

g)                                     Chargeable Technical Delay or Cancellation due to any modifications to the Aircraft made by Buyer without Bombardier’s written approval unless Buyer furnishes reasonable evidence that such modification was not a prime cause of the delay;

h)                                     Chargeable Technical Delay or Cancellation due to acts of God or acts of third parties or force majeure including, without limiting the foregoing, random external sources such as FOD (foreign object damage), tire blow out, bird strikes, lightning and damage sustained during ground handling;

i)                                         Chargeable Technical Delay or Cancellation due to normal wear and tear of brakes and tires;

j)                                         Chargeable Technical Delay or Cancellation caused by late release from scheduled maintenance;

k)                                      Chargeable Technical Delay or Cancellation caused by scheduled servicing tasks, routine maintenance and/or scheduled maintenance activities (including both routine and non-routine maintenance resulting from such maintenance activities) that are performed during normal operation time that would normally be performed during over nights (provided any such non-routines could have been resolved in an overnight and accordingly would not have resulted in a Chargeable Technical Delay or Cancellation) or;

l)                                         Chargeable Technical Delay or Cancellation when a reported mechanical problem is checked out by the mechanic and found to be fit for service or within limits In accordance with the aircraft maintenance manual.

7.2                                 Reporting

Buyer shall provide to Bombardier not later than thirty (30) days after the last day of each month all reports pertaining to dispatch reliability as required by Buyer’s regulatory authority and in accordance with Service Letter RJ-SL-00-002 as amended from time to time regarding Electronic Data Standard Exchange (EDSE).  Buyer shall also provide a report to Bombardier of the corrective action for such Chargeable Technical Delays or Cancellations, and the information on modifications or Service Bulletins relevant to such Chargeable Technical Delays or Cancellations accomplished during each month.  Buyer shall also provide Bombardier such other information and data as Bombardier may reasonably request for the purpose of analyzing Chargeable Technical Delays or Cancellations. Bombardier shall respond to the data in a timely manner and shall provide Buyer with a summary of fleetwide dispatch reliability reports on a monthly basis.  Failure to Buyer to provide the required data, in spite of Bombardier’s notice and within thirty (30) days thereof, shall void this Schedule.

7.3                                 Master Record

The master record of dispatch reliability will be maintained by Bombardier based upon information provided by Buyer’s maintenance control program as requested herein.

Bombardier shall format the data into Bombardier’s format.

8.0                                 Corrective Action

8.1                                In the event the Achieved Dispatch Reliability, as reported to Buyer by Bombardier, fails to equal the Guarantee Value for the applicable period, Bombardier and Buyer will jointly review the performance for that period to identify improvement changes required.  Bombardier shall also provide, at no charge, if requested by Buyer:

a)                                      technical service support to analyze Buyer’s operating procedures, maintenance practices, training programs, manuals and publications and related procedures, practices, policies and programs that can have an adverse effect on dispatch reliability and recommend any changes in such procedures, practices, policies and programs reasonably indicated to improve the dispatch reliability;

b)                                     review of data related to parts, material, components, accessories, spare parts provisioning and forecasting and equipment incorporated in, and used in connection with, the Aircraft and furnish technical advice and information to Buyer for the purpose of improving the dispatch reliability of the Aircraft;

c)                                      corrective Bombardier engineering design changes and modification kits of Bombardier Parts and material for the Aircraft which will, in the joint opinion of Buyer and Bombardier, cause the performance of the Aircraft upon Buyer’s installation, to meet or exceed the DRG.  The modification kits and design changes supplied by Bombardier which provide added value to Buyer beyond that required to reach the specified guarantee value will be negotiated by Bombardier and Buyer to define the cost allocation of the “Added Value”. Failure by Buyer to install a Bombardier change shall result in the exclusion of the associated malfunction from the dispatch reliability computation, unless Buyer can demonstrate to Bombardier’s reasonable satisfaction that the change would not have eliminated the malfunction; and

d)                                     Bombardier shall use its reasonable efforts to require its suppliers to provide corrective action at no charge to Buyer to the extent required when Chargeable Technical Delays or Cancellations exceed the guaranteed dispatch reliability as a direct result of failure of equipment designed by such suppliers.

8.2                                Bombardier’s liability to investigate and provide corrective action under the terms of this Schedule shall be dependent upon the quality, extent and regularity of information and data reported to Bombardier by Buyer.

9.0                                 Implementation of Changes

Buyer may, at its option, decline to implement any change proposed by Bombardier under Article 8.0 above.  If Buyer so declines, Bombardier may adjust the number of Chargeable Technical Delays or Cancellations by an amount consistent with the expected reduction in Chargeable Technical Delays or Cancellations based on reasonable substantiation to Buyer and on other operator experience, if any, as if such change has been incorporated.  Bombardier shall not make adjustments when Buyer has demonstrated to Bombardier’s reasonable satisfaction that such change is not cost effective to Buyer.

10.0                           Duplicate Remedies

It is agreed that Bombardier shall not be obligated to provide to Buyer any remedy which is a duplicate of any other remedy which has been provided to Buyer elsewhere under the Agreements, by the Power Plant manufacturer or by any vendor.

11.0                           Limitation of Liability

THE DISPATCH RELIABILITY GUARANTEE PROVIDED IN THIS SCHEDULE AND THE OBLIGATIONS AND LIABILITIES ON THE PART OF BOMBARDIER UNDER THE AFORESAID GUARANTEE ARE ACCEPTED BY BUYER AND ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS DISPATCH RELIABILITY GUARANTEE CONCERNING EACH AIRCRAFT DELIVERED UNDER THE SUPPLEMENT, ARISING IN FACT, CONTRACT, LAW, TORT, STRICT PRODUCTS LIABILITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION, LIABILITY, CLAIM OR REMEDY WHETHER OR NOT ARISING FROM NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF BOMBARDIER, ITS OFFICERS, EMPLOYEES, AGENTS OR ASSIGNEES, OR WITH RESPECT TO ANY IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, ANY IMPLIED CONDITION, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR

TRADE, LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGES.

12.0                           In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void as to the undelivered Aircraft.

13.0                           The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

14.0                           This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

15.0                           Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 8 TO SUPPLEMENT NO. PA-489-2

PERFORMANCE GUARANTEE

1.0                                 AIRCRAFT CONFIGURATION

The guarantees listed below are based on the CRJ700 ER Aircraft configuration as defined in Bombardier Aerospace Type Specification RAD-670-100 issue E, with buyer optional features and equipped with GE CF34-8C1 engines as defined in GE document CF34-8C1 Installation Manual reference GEK 105093. The weight data corresponds to the 75000 lb MTOW design weight option. Appropriate adjustments shall be made for any changes in configuration approved by the Buyer and Bombardier or otherwise allowed by the Purchase Agreement and which cause changes to the performance of the Aircraft.

2.0                                 PERFORMANCE GUARANTEE

2.1                               Take-off Performance

FAR take-off field length, at a take-off gross weight of 75000 lb at the start of ground run, at sea level with zero runway slope, no obstacles, zero wind, ISA conditions, flaps 20o, shall be not more than 5550 feet.

2.2                               Landing Performance

FAR landing field length, at a landing weight of 67000 lb, sea level, ISA conditions, no obstacles, shall be not more than 5090 feet.

2.3                               Speed

Level flight airspeed at 65000 lb gross weight, at a pressure altitude of 35000 ft, using maximum cruise thrust with A.C.U. bleeds only, in ISA conditions shall not be less than 0.80 M, 461 knots.

2.4                               Specific Air Range

The nautical air miles per pound of fuel in ISA conditions, at 35000 ft pressure altitude, at an aircraft gross weight of 65000 lb, at a true Mach number of 0.77 M shall be not less than 0.135 nam/lb.

2.5                               Mission Performance

2.5.1                      Maximum Range Guarantee

For a mission with an equivalent still air range (stage length) of 1541 nautical miles, when operated under the conditions specified below with the fixed quantities and allowances specified in article 2.5.2, the block fuel burnt shall not be more than 12329 lb when carrying a fixed payload of 15400 lb representative of 70 passengers at 220 lb.

The mission is flown in ISA conditions throughout.

Climb is made starting at sea level to 37000 ft pressure altitude using a climb speed schedule of 250 KCAS/ 0.70 M.

Initial cruise is at 37000 feet pressure altitude at a cruise Mach number of 0.77 M. Thrust during initial cruise is not to exceed maximum cruise thrust.

A step climb from 37000 feet to 39000 feet pressure altitude is made using a climb speed of 0.70 M. Final cruise is at 39000 ft pressure altitude at cruise Mach number of 0.77 M. Thrust during final cruise is not to exceed maximum cruise thrust.

Descent is made from 39000 ft pressure altitude to sea level using a descent speed schedule of 0.70 M / 250 KCAS.

Usable reserve fuel remaining at the end of the approach and landing phase is 2831 lb. This fuel is based on the reserve profile as specified in article 2.5.2.

2.5.2                       Fixed Quantities and Allowance

For the purpose of this guarantee the following are fixed quantities and allowances:

• 10 minutes engine start and taxi fuel	230 lb
• 1 minute take-off fuel including acceleration to initial climb speed (no distance credit)	150 lb
• 2 minute approach and landing fuel (no distance credit)	100 lb
• Usable reserve fuel remaining upon completion of landing phase, based on the reserve profile specified below:	2831 lb

1) 100 nm (185 km) diversion including:

i) climb from sea level to 22000 feet at a speed of 250 KCAS

ii) cruise at 22000 ft at long range cruise speed (LRC)

iii) descent to sea level at a speed of 250 KCAS.

2) plus fuel equivalent to 45 minute hold at 22000 feet and minimum drag speed (VMD).

The stage length is defined as the sum of the climb, cruise and descent distances.

M denotes true Mach number.

Block fuel includes engine start, taxi, take-off, climb, cruise, descent, approach and landing.

The guarantee is based on the fixed estimated O.W.E. of 44670 lb as detailed in section 3.1.

3.0                                 WEIGHTS

3.1                                 Estimated Operating Weight Empty

The Operating Weight Empty (OWE) used in section 2.5 is based on the following values:

Manufacturing Weight Empty Guarantee	37184 lb

Customer Options
• Economy Class Seat	1568 lb
• Installed Type Specification Items	2739 lb
• Installed Customer Requested Options	1293 lb
• Installed Ovens/Beverage Makers	43 lb

Operational Items
• Flight & Cabin Crew
• Pilot / Copilot	360 lb
• Crew Baggage	40 lb
• Flight Manuals	40 lb
• Forward Attendant	150 lb
• Aft Attendant	150 lb
• Cabin Crew Baggage	40 lb
• Galley Inserts & Consumables
Galley G1
3 ½ Size Meal/Beverage Cart	99 lb
1 ½ Size Waste Cart	33 lb
3 Standard Container	17 lb

• Consumables	449 lb

• Galley Water (11 USG)	92 lb
• Lavatory Water (10 USG)	83 lb
• Toilet Fluids (2.3 USG)	20 lb
• Unusable Fuel (33.8 USG)	228 lb
• Engine Oil (5.8 USG)	42 lb

Operating Weight Empty	44670 lb

3.2                               Maximum Zero Fuel Weight Guarantee

The Maximum Zero Fuel Weight (M.Z.F.W.) shall not be less than 62300 lb (28259 kg).

3.3                               Maximum Landing Weight Guarantee

The Maximum Landing Weight (M.L.W.) shall not be less than 67000 lb (30391 kg).

3.4                               Maximum Take-off Weight Guarantee

The Maximum Take-off Weight (M.T.O.W.) shall not be less than 75000 lb (34019 kg).

4.0                                 PERFORMANCE GUARANTEE CONDITIONS

4.1                               All guaranteed performance data are based on the ICAO International Standard Atmosphere (ISA) unless noted otherwise.  Altitudes are pressure altitudes.

4.2                               FAR take-off and landing performance are based on the requirements of FAR 25 amended with FAA NPRM 93-8 document.

4.3                               Take-off and landing performance guarantees are based on operation from hard surfaced, level and dry runways with no wind, no line-up allowance and no obstacle unless noted otherwise and with anti-skid and automatic spoilers operative.

4.4                               When establishing the take-off performance, no air shall be bled from the engine(s) for cabin air conditioning or anti-icing. The APU shall be off.

4.5                               Speed, specific air range, and the climb, cruise, and descent portion of the mission guarantee include allowance for normal engine bleed and power extraction. Normal engine bleed is defined as the bleed required to maintain a cabin pressure altitude not exceeding 8000 feet at the maximum operating altitude with an average cabin ventilation rate of not less than 810 ft3 /min (22.9 m3 /min) and a cabin temperature of 72°F (22°C).

4.6                               Normal power extraction assumes a load of 45 HP per engine with both engines operative and a load of 65 HP with one engine inoperative.

4.7                               Fuel density is assumed to be 6.70 pounds / US gallon (0.803 kg/l). All performance guarantees are based on the use of a fuel with a lower heating value (LHV) of 18550 BTU / pound (43147 kilojoules/kg) and on an Aircraft centre of gravity location of 25% of the mean aerodynamic chord.

4.8                               All guarantees are contingent upon engine acceptance test performance acceptable to Bombardier Aerospace, Regional Aircraft and are applicable to a new airframe - engine combination only.

5.0                                 GUARANTEE COMPLIANCE

5.1                               Compliance with take-off and landing performance guarantees shall be demonstrated by reference to the approved Transport Canada Aircraft Flight Manual.

5.2                               Compliance with speed, specific air range and mission performance guarantees shall be established by calculations based on flight test data obtained for an aircraft configuration similar to that defined by this specification and shall be demonstrated by reference to the Flight Planning and Cruise Control Manual.

5.3                               Data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established aeronautical practices to show compliance with the performance guarantees.

6.0                                 Remedies

6.1                               In the event of a shortfall in the guarantees contained in this Schedule, Bombardier shall endeavor and shall use its reasonable efforts to develop corrective measures.  Such measures shall be developed within a period of twelve (12) months from the delivery of the first Aircraft under the Supplement (or such other longer period as is required in view of the corrective measures involved).

7.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

8.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

9.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

10.0                           Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 9 TO SUPPLEMENT NO. PA-489-2

AIRFRAME DIRECT MAINTENANCE MATERIAL COST GUARANTEE

1.0                                 Intent

1.1                               The intent of the Airframe direct maintenance cost guarantee is to achieve the full potential of the maintainability of the Aircraft through the joint efforts of Bombardier and Buyer.  To that end, Bombardier agrees to provide credits pursuant to the terms and conditions hereof and Buyer agrees to provide data defined below.

1.2                               The “Airframe” shall mean, with respect to an Aircraft, such Aircraft including its APU and its components and excluding Power Plant Parts, related maintenance activities (such as overhaul, hot section inspection, basic unscheduled repairs, LCF components, scheduled and unscheduled line replaceable unit repair and overhaul), Buyer Furnished Equipment (BFE) and Ground Support Equipment (GSE).

2.0                                 Airframe Direct Maintenance Cost Guarantee

2.1                               Bombardier guarantees that for the fleet of Aircraft purchased under this Supplement which are operated by Buyer during the term of this Schedule the cumulative average Airframe direct maintenance cost per flight hour shall not exceed **** United States Dollars **** USD) (“ADMCG”) expressed in July 1, 2003 dollars, subject to escalation in accordance with Appendix B attached hereto, and subject to the following terms and conditions:

2.1.1                     The term of this guarantee shall commence on the first day of the month following delivery of the First Aircraft under this Supplement and shall end seven (7) years thereafter; and

2.1.2                     Appropriate reductions shall be made in material costs per flight hour for the following:

a)                                  Material costs resulting from maintenance not performed in accordance with approved written procedures or from configuration changes made by Buyer without Bombardier’s written agreement, or because recommended Service Bulletins which cause a reduction in direct maintenance cost have not been incorporated, provided Buyer has had sufficient time to incorporate said Service Bulletins consistent with Buyer’s maintenance program.  Bombardier shall not make reductions when Buyer has demonstrated that such recommended Service Bulletin change is not cost effective for Buyer.  In the event of a disagreement between Bombardier and Buyer as to the cost-effectiveness of a recommended Service Bulletin change proposed by Bombardier, Buyer will explain its financial analysis used to evaluate the implementation of such recommended Service Bulletin;

b)                                 Material costs incurred to repair damages resulting from accidents, foreign object damage (FOD), negligence in maintaining the Aircraft or for modification of the Aircraft which may be capitalized by Buyer (except for actions on Airworthiness Directives);

c)                                  Credits, warranty payments, guarantee payments or other payments such as parts or services at reduced cost that Bombardier or vendors have made that compensate Buyer for or reduce Buyer’s direct maintenance cost;

d)                                 An Airframe that has not been maintained in accordance with Buyer’s regulatory agency approved initial maintenance program unless mutually agreed to by Buyer and Bombardier;

e)                                  Scheduled maintenance checks which are not accomplished consistent with Buyer’s standard maintenance practices; and

f)                                    Material costs incurred due to shipping, transportation and handling delays.

3.0                                 Calculation of Cost

3.1                                                                               Airframe Direct Maintenance Material Cost (“ADMMC”)

The ADMMC is defined as the annual cost of material consumed, which excludes initial provisioning purchases, for the direct airframe maintenance of the Aircraft, less any transportation, duties, taxes or license fees. Notwithstanding Buyer’s internal cost allocation system, all elements of indirect material such as cleaning supplies, consumable tools, hydraulic fluids, oils and greases, welding supplies, sealants, paints, protective coatings, adhesives or material resulting from damage, misdiagnosis (no fault found) or misuse are excluded from the calculation of ADMMC.

3.2                               Airframe Direct Outside Service Cost (“ADOSC”)

The ADOSC is defined as the annual cost expended in outside services for direct airframe maintenance of the Aircraft.  The ADOSC shall include the total outside service charges of both labour and material costs, but excluding transportation and taxes.

3.3                               Hourly Airframe Direct Maintenance Material Cost (“ADMC”)

The following formula shall be used to calculate the annual hourly ADMC:

ADMC	=	ADMMC+ ADOSC
T
Where:

T	=	Total flight hours for all the Aircraft recorded for the applicable year.

4.0                                 Credit Calculation

4.1                               The ADMC calculated in accordance with sub paragraph 3.3 hereof, shall be compared by Bombardier against the ADMCG periodically.

4.2                               If the ADMC exceeds the ADMCG by more than ten percent (10%) Buyer’s balance account will be credited with a compensation credit (“Qb”) calculated in accordance with the following formula:

Qb	=	0.5 (ADMC - ADMCG) T

Where:

Qb	=	Buyer’s compensation credit in dollars when Qb is positive,

ADMC	=	The ADMC values for the relevant year,

ADMCG	=	Airframe Direct Maintenance Cost Guarantee defined in sub paragraph 2.1 hereof,

T	=	Same meaning as used in Article 3.3, above

4.3                               If the ADMC is less than the ADMCG, Bombardier shall accrue an incentive credit (“Qs”) which shall be used as an offset against any potential liabilities of Bombardier during the term of this Schedule in accordance with the following formula:

Qs	=	0.5 (ADMCG - ADMC) T

Where:

Qs	=	Bombardier’s incentive credit in dollars when Qs is positive.

ADMC, ADMCG and T shall have the same meaning as used in Article 4.2 above.

5.0                                 Credit Payment

5.1                               At the end of the term of this guarantee, the sum of Buyer’s compensation credit calculated pursuant to Article 4.2 above, and the sum of Bombardier’s incentive credit calculated pursuant to Article 4.3 above, shall be compared by the following formula to determine if a credit is due to Buyer.

Credit due Buyer = SQb - SQs

Qb and Qs shall have the same meaning as used in Article 4.2 and Article 4.3 above.

5.2                               If the credit due to Buyer is positive, Bombardier shall issue to Buyer a credit memo for the purchase of Bombardier goods and services for an amount equal to said credit up to a maximum of ****per Aircraft, and up to a maximum credit of ****for the term of this guarantee.

5.3                               If the credit due to Buyer is negative, Buyer will be under no obligation to compensate Bombardier, nor shall Bombardier owe any compensation to Buyer.

6.0                                 Audit

Upon five (5) business days prior written notification by Bombardier to Buyer and at Bombardier’s expense, Bombardier shall have the right during normal business hours to audit all charges reported under this Schedule, Buyer’s applicable maintenance practices and procedures, and applicable Aircraft records, where normally and customarily maintained, relative to maintenance, Service Bulletin incorporation and modification of the Aircraft.  Such audit shall not interfere with the conduct of business by Buyer nor shall Buyer be required to undertake or incur additional liability or obligations with respect to the audit.

7.0                                 Reporting

7.1                               Bombardier shall provide a quarterly report to Buyer on the status of the Airframe direct maintenance cost based on data submitted by Buyer and approved by Bombardier.  Failure of Buyer to provide the required data, in spite of Bombardier’s notice and within thirty (30) days thereof, shall void this Schedule.

7.2                               The Airframe Direct Maintenance Cost Guarantee was based upon the assumptions outlined in the Appendix to this Schedule.  Any deviation from the assumptions outlined in the Appendix shall cause a modification in the Airframe Direct Maintenance Cost Guarantee by Bombardier.

8.0                                 Limitation of Liability

THE GUARANTEE PROVIDED IN THIS SCHEDULE AND THE OBLIGATIONS AND LIABILITIES ON THE PART OF BOMBARDIER UNDER THE AFORESAID GUARANTEE ARE ACCEPTED BY BUYER AND ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESSED OR IMPLIED, WITH RESPECT TO SUCH GUARANTEE, ARISING: (A) IN FACT, CONTRACT, LAW, TORT, STRICT PRODUCTS LIABILITY OR OTHERWISE INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION, LIABILITY, CLAIM OR REMEDY WHETHER OR NOT ARISING FROM NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED) OF BOMBARDIER, ITS OFFICERS, EMPLOYEES,

AGENTS OR ASSIGNEES; OR (B) WITH RESPECT TO ANY IMPLIED WARRANTY OF FITNESS OR MERCHANTABILITY, ANY IMPLIED CONDITION, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGES.

NOTHING IN THIS ARTICLE 8.0 SHALL BE CONSTRUED TO ALTER OBLIGATIONS EXPRESSLY ASSUMED BY BOMBARDIER IN ANY OTHER PROVISIONS OF THIS SCHEDULE, SUPPLEMENT OR THE AGREEMENT.

9.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void as the undelivered aircraft.

10.0                           The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

11.0                           This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

12.0                           Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

APPENDIX A

AIRFRAME DIRECT MAINTENANCE COST GUARANTEE

Guarantee Value Assumptions

1.                                       All costs are based upon Specification.

2.                                       All costs are based on the maintenance inspection intervals in the Buyer’s regulatory agency approved initial maintenance program.

3.                                       Annual average Aircraft utilization is not less than Two Thousand Eight Hundred (2,800) flight hours per year.

4.                                       Buyer’s average flight time for the Aircraft will be Seventy Five (75) minutes per departure.

5.                                       All scheduled maintenance checks and component removal / replacement will be performed in-house.  All component repairs / overhaul will be sub-contracted.

Appendix B

ADMCG Economic Adjustment Formula

The ADMCG economic adjustment will be calculated using the following Guarantee Adjustment (GA) Formula.

GA	=	G1 - G0

Where G1 = G0 [(M1 / M0) ]

GA	=	ADMCG Value Adjustment

G0	=	ADMCG Value

G1	=	ADMCG Value adjusted to the final year

M1	=

the relevant period index for material obtained by calculating the arithmetic average of the material indexes published by the United States Department of Labour - Material Industrial Commodities, Producer Price Index, for the fourth, fifth and sixth months prior to the relevant date to which the ADMCG is being adjusted.

M0	=

the delivery year index for material obtained by calculating the arithmetic average of the material indexes published by the United States Department of Labour - Material Industrial Commodities, Producer Price Index, for the fourth, fifth and sixth months prior to July 1, 2003.

SCHEDULE 10 TO SUPPLEMENT NO. PA-489-2

CREDIT MEMORANDA

1.0                                 In consideration of Buyer having entered into the Supplement, Bombardier shall issue to Buyer, at the time of delivery of and payment of amounts due for each of the Aircraft, a sales incentive allocation credit memorandum (“SIA Credit Memorandum”) in the amount of****  Each SIA Credit Memorandum will be issued in July 1, 2003 United States Dollars and adjusted to the time of Aircraft delivery in accordance with the Economic Adjustment Formula, but in no case shall be lower than such amount.  The SIA Credit Memorandum shall be used by Buyer for the purchase of goods and services as provided by Bombardier or towards the purchase of Spare Parts purchased directly from Bombardier.  At Buyer’s election, an amount up to and not exceeding ****of each SIA Credit Memorandum may be used by Buyer against the Aircraft Purchase Price.

2.0                                 In order to assist Buyer with its initial spares provisioning, Bombardier is prepared to advance Buyer’s SIA Credit Memorandum for the first ten (10) Aircraft totalling an amount ****expressed in July 1, 2003 dollars to be used for the purchase from Bombardier of initial provisioning spares for the Aircraft.  Such credit memoranda will be issued to Buyer upon Buyer’s placement of an order for initial provisioning of spares for the Aircraft following execution of the Agreement.

In the event that Buyer does not purchase all of the first ten (10) Aircraft, Buyer agrees to make a cash repayment to Bombardier in the amount of the advanced SIA Credit Memorandum including economic adjustment for those of the first (10) Aircraft not purchased.

3.0                                 Bombardier shall provide at no cost to Buyer, engineering services with respect to repairs for which Bombardier has existing engineering repair solutions and for generic repairs common to the Aircraft (the “Engineering Services”) to a maximum value of****  Bombardier shall provide the Engineering Services to Buyer for a period of two (2) years commencing with the delivery of Buyer’s first Aircraft.

4.0                                 Subject to Buyer purchasing directly from Bombardier one (1) CRJ700 left hand configuration Quick Engine Change Kit (“QEC Kit”) at Bombardier’s published List Price, Bombardier will provide to Buyer at no additional charge one (1) CRJ700 right hand configuration QEC Kit.  The purchase of these QEC Kits will not be subject to any additional discount and/or threshold agreements that Buyer may currently have with Bombardier.

5.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void as it applies to the Aircraft being the object of termination.

6.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

7.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

8.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 11 TO SUPPLEMENT NO. PA-489-2

CREDIT RECONCILLIATION

1.0                                 Notwithstanding the provisions of Schedule 10 of this Supplement, in consideration of Buyer having entered into this Supplement, Bombardier agrees that five (5) years after the last Aircraft is delivered to Buyer, at the request of Buyer, it will liquidate in Buyer’s favour, any credit memoranda amounts, excluding Article 3.0 of Schedule 10 of this Supplement, issued pursuant to this Supplement and remaining outstanding following reconciliation of any payments due to Bombardier at that time.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 12 TO SUPPLEMENT NO. PA-489-2

ROLLING OPTION AIRCRAFT

1.0                                 Upon and in consideration of Buyer exercising an option to purchase an Option Aircraft, Bombardier hereby agrees to grant Buyer, on a one-for-one basis, the option to purchase an additional Eighty (80) aircraft (the “Rolling Option Aircraft”) for the benefit of Buyer under the following general conditions:

1.1                                 The price for each of the Rolling Option Aircraft (“Rolling Option Aircraft Purchase Price”) shall be determined as set forth in Article 2 of this Supplement plus any product improvement price changes, from the date of this Agreement to the date of notification.  As used herein, “product improvement” shall mean an optional feature addition to the basic Aircraft which brings a plus value that is translated into an increase to the list price of the Aircraft.

1.2                                 The credit memorandum for each of the Rolling Option Aircraft shall be as set forth in Article 2.3 of this Supplement.

1.3                                 One Rolling Option Aircraft block shall be vested to Buyer immediately upon the exercise of each Option Aircraft block at which time the delivery date of such aircraft shall be agreed upon.

1.4                                 All other terms and conditions applicable to the Option Aircraft shall apply to the Rolling Option Aircraft upon conversion of the Rolling Aircraft to the Option Aircraft.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 13 TO SUPPLEMENT NO. PA-489-2

FUTURE ENGINE UPGRADES

1.0                                 As a consideration to Buyer, should Bombardier at its sole discretion, agree to offer additional engine thrust rate increases, Bombardier will offer such increase at the following list prices:

1.1                                 Engine Thrust Rate increase excluding the cost of engine upgrades or vendor Service Bulletin, if and when available, will be offered at the price of ****per pound (lb) of thrust per Aircraft expressed in July 1, 2003 dollars.

1.2                                 Future Hot and High Engine Thrust excluding the cost of engine upgrades or vendor Service Bulletin, if and when available, will be offered at the price of ****per pound (lb) of thrust per Aircraft expressed in July 1, 2003 dollars.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 14 TO SUPPLEMENT NO. PA-489-2

AIRWORTHINESS DIRECTIVES

1.0                                 Not withstanding Article 8 of the Agreement:

(a)                                  for any CRJ700 specific Airworthiness Directives (“AD’S”) issued by the FAA against any Aircraft before or after the Delivery Date for such Aircraft with a terminating action date after such Delivery Date but prior to a date which is less than three (3) years following the Delivery Date of such Aircraft, Bombardier shall provide the required Service Bulletin kits, free of charge, for incorporation by Buyer and Bombardier shall reimburse Buyer’s labor costs (as set forth in the applicable Service Bulletin) for such incorporation; and

(b)                                 for any CRJ700 specific AD’s issued by the FAA against any Aircraft with a terminating action date within a five (5) year period following the Delivery Date of the first Aircraft, Bombardier’s warranty provisions shall be applicable for those Aircraft with warranty coverage remaining, but for those Aircraft no longer covered by warranty, Bombardier shall provide the required Service Bulletin free of charge.  Buyer shall be responsible for the incorporation of such Service Bulletins unless the AD in question has a final compliance date prior to the delivery of a particular Aircraft, in which case the required Service Bulletin will be incorporated by Bombardier prior to the delivery of such Aircraft.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void as the undelivered aircraft.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 15 TO SUPPLEMENT NO. PA-489-2

FUTURE WEIGHT INCREASES

1.0                                 Should additional increases in maximum takeoff weight become available, at Bombardier’s sole discretion, following the execution of this Supplement, which have not been instigated at the Buyer’s request, Bombardier agrees that such increase in maximum take off weight shall be made available to Buyer free of charge, with the exception of any hardware costs that need to be incorporated to achieve the weight change and any amortized development cost.  Bombardier shall only be required to make the increase in maximum take off weight available for Aircraft that are delivered after the production cut-in date, established at Bombardier’s sole discretion, and not in-service Aircraft.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this schedule shall become automatically null and void as the undelivered aircraft.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this schedule shall prevail

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 16 TO SUPPLEMENT NO. PA-489-2

SPARES ESCALATION CAP

1.0                                 Notwithstanding Article 2.6.1 of the Agreement, Bombardier guarantees, for a period of ****(“Term”) from the date of the execution of the Supplement, the average of the prices for Bombardier Parts as published in Bombardier’s then current Spare Parts Price Catalogue (“Average Bombardier Parts Price”), shall not increase by more than **** percent per annum (“Cap Percentage”).

If at the end of the second, third, fourth and fifth years of the Term, the Average Bombardier Parts Price has increased by more than **** percent from the previous year, then a credit shall be extended to Buyer in an amount equal to:

(i)                                     the percentage increase in the Average Bombardier Parts Price during that year, less the Cap Percentage; multiplied by

(ii)                                  the total amount paid by Buyer during that year for Bombardier Parts listed in the Spare Parts Price Catalogue.

Such credit shall be determined by Bombardier on an annual basis and reconciled at the end of the Term.  Further, such credit shall be in the form of a credit note applicable against the purchase by Buyer of goods and services from Bombardier.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 17 TO SUPPLEMENT NO. PA-489-2

TERMINATION

1.0                                 Bombardier and Buyer agree that this Supplement remains conditional and subject to the following:

(i)                                     approval by Buyer’s Board of Directors (the “Board Approval”) to be received on or before September 10, 2003. Buyer will provide Bombardier with written notification of its Board Approval by midnight (mountain time) on September 10, 2003. If no such notice is received by Bombardier or provided to Buyer under (ii) below, this Supplement shall be in full force and effect; and,

(ii)                                  approval by Bombardier’s Board of Directors (the “Bombardier Board Approval”) to be received on or before September 10, 2003.  Bombardier will provide Buyer with written notification of Bombardier Board Approval by midnight (eastern standard time) on September 10, 2003.  If no such notice is received by Buyer or provided to Bombardier under (i) above, this Supplement shall be in full force and effect.

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

SCHEDULE 18 TO SUPPLEMENT NO. PA-489-2

PURCHASE OF BOMBARDIER AIRCRAFT BEARING
MANUFACTURER’S SERIAL NUMBER 10003

1.0                                 In consideration of Buyer having entered into the Supplement, should Buyer elect to purchase Bombardier aircraft bearing Manufacturer’s Serial Number 10003 (“S/N 10003”) as one (1) of the Aircraft referenced in Article 1.1 of the Supplement, in addition to the credit memorandum referenced in Article 2.3 of the Supplement, Bombardier shall issue a credit memorandum in the amount of **** expressed in July 1, 2003 dollars (the “S/N 10003 Credit Memorandum”).  Such S/N 10003 Credit Memorandum shall be adjusted to the date of delivery of the Aircraft in accordance with the Economic Adjustment Formula, but, when adjusted, shall in no case be lower than such amount.  The S/N 10003 Credit Memorandum may be used by Buyer against the Purchase Price for S/N 10003 or may be used in equal parts of **** expressed in July 1, 2003 dollars, against the Aircraft Purchase Price for each of the thirty (30) firm Aircraft set forth in Article 1.1 of the Agreement, which amount shall be adjusted to the date of delivery of the applicable Aircraft in accordance with the Economic Adjustment Formula, but, when adjusted, shall in no case shall be lower than such amount.   Buyer shall notify Bombardier on or before October 15, 2003 whether it elects to purchase S/N 10003 and how it elects to apply the S/N 10003 Credit Memorandum.

2.0                                 In addition, should Buyer elect to purchase S/N 10003, the Service Life Policy provisions set forth in Article 3.0 of the Agreement shall be replaced by the Service Life Policy provisions set forth in Attachment 1 to this Schedule 18 for S/N 10003 only.

3.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

4.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

5.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

6.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning

Attachment 1 to Schedule 18 to Supplement No. PA-489-2

ARTICLE 3  -  SERVICE LIFE POLICY

3.1                                 Applicability

The Service Life Policy (“SLP”) described in this Annex B, Article 3 shall apply if premature structural failures, compared to the rest of the fleet (“failures”), occur in any Covered Component which is defined in Annex B Article 3.7 below.

3.2                                 Term

3.2.1                        Should such failures occur in any Covered Component within one hundred and sixty-eight (168) months following delivery of the Aircraft containing such Covered Component, Bombardier shall, as promptly as practicable and at its option;

(a)                                  design and/or furnish a correction for such failed Covered Component; or

(b)                                 furnish a replacement Covered Component (exclusive of standard parts such as bearings, bushings, nuts, bolts, consumables and similar low value items).

3.3                                 Price

Any Covered Component which Bombardier is required to furnish under this SLP shall be provided for at a price calculated in accordance with the following formula:

P	=	C x T
168

Where:

P	=	Price of Covered Component to Buyer;
C	=	Bombardier’s then current price for the Covered Component;
T	=	The total time to the nearest month since the Aircraft containing the Covered Component was delivered by Bombardier.

3.4                                 Conditions and Limitations

3.4.1                        The following general conditions and limitations shall apply to the SLP:

(a)                                  the transportation cost for the return to Bombardier’s designated facility, if practicable, of any failed Covered Component necessary for failure investigation or redesigning studies shall be borne by Buyer;

(b)                                 Bombardier’s obligations under this SLP are conditional upon the submission of reasonable proof acceptable to Bombardier that the failure is covered hereby;

(c)                                  Buyer shall report any failure of a Covered Component in writing to Bombardier’s Warranty administrator within two (2) months after such failure becomes evident.  Failure to give this required notice shall excuse Bombardier from all obligations with respect to such failure;

(d)                                 the provisions of Annex B Article 1.9 of the Warranty (except for subparagraphs (d) and (e) thereof) are incorporated by this reference and shall condition Bombardier’s obligations under this SLP with respect to any Covered Component;

(e)                                  Bombardier’s obligations under this SLP shall not apply to any Aircraft which has not been correctly maintained or modified in accordance with the specifications or instructions contained in the relevant Aircraft Maintenance manual, Structural Repair Manual and/or Service Bulletins which are furnished to Buyer prior to receipt by Bombardier from Buyer of any notice of an occurrence which constitutes a failure in a Covered Component.  The provisions of this subparagraph shall not apply in the event that Buyer furnishes reasonable evidence acceptable to Bombardier that such failure was not caused by Buyer’s failure to so modify the Aircraft;

(f)                                    this SLP shall not apply to a Covered Component where the failure results from an accident, abuse, misuse, degradation,  negligence or wrongful act or omission, unauthorized repair or modification adversely affecting a Covered Component, impact or foreign object damage, to any Covered Component.

3.5                                 Coverage

This SLP is neither a warranty, performance guarantee nor an agreement to modify the Aircraft to conform to new developments in design and/or manufacturing techniques.  Bombardier’s obligation is only to provide correction instructions to restore the structural integrity of a Covered Component to it’s original state or furnish replacement parts at a reduced price as provided in this SLP.

3.6                                 Assignment

Buyer’s rights under this SLP shall not be assigned, sold, leased, transferred or otherwise alienated by contract, operation of law or otherwise, without Bombardier’s prior written consent.  Any unauthorized assignment, sale, lease, transfer, or other alienation of Buyer’s rights under the SLP shall immediately void all of Bombardier’s obligations under the SLP.

3.7                                 Covered Component

Only those items or part thereof listed in the applicable Supplement shall be deemed to be a Covered Component, and subject to the provisions of this SLP.

SCHEDULE 19 TO SUPPLEMENT NO. PA-489-2

PURCHASE OF BUYER SELECTED OPTINAL FEATURE CR00-215 -
MTOW – 75,000 LBS (EXTENDED RANGE VERSION)

1.0                                 Should Buyer elect to purchase Bombardier Buyer Selected Optional Feature CR00-215 - MTOW 75,000 lbs Extended Range Version (the “ER Option”) directly from Bombardier for any of Buyer’s Aircraft within a two (2) year period following the delivery of an Aircraft, Buyer may do so at a purchase price of ****per Aircraft expressed in July 1, 2003 dollars.  At the time of purchase of such ER Option, Buyer may elect to make annual payments **** per Aircraft, expressed in July 1, 2003 dollars, in arrears for the first sixteen (16) years and ****per Aircraft, expressed in July 1, 2003 dollars, in arrears for the remaining half (.5) year period, for each ER Option purchased.  Bombardier shall bill Buyer annually (or semi-annually in the case of the final payment) at the anniversary date of each respective purchase.  The purchase price of such ER Option will be adjusted to the date of delivery of the Aircraft in accordance with the Economic Adjustment Formula, but when adjusted, shall in no case be lower than such amount.  The availability of such ER Option shall be subject to Bombardier’s standard lead times.  At Buyer’s election, Buyer shall be permitted to apply any unused SIA Credit Memorandum, as defined in Article 1.0 of Schedule 10 to this Supplement, towards such annual or semi-annual payment(s).

2.0                                 In the event of termination of the Agreement and/or the Supplement, this Schedule shall become automatically null and void.

3.0                                 The provisions of this Schedule are personal to Buyer and shall not be assigned or otherwise disposed of by Buyer without the prior written consent of Bombardier.

4.0                                 This Schedule constitutes an integral part of the Supplement and is subject to the terms and conditions contained therein.

5.0                                 Should there be any inconsistency between this Schedule and the Agreement and/or the Supplement with respect to the subject matter covered by the terms hereof, then this Schedule shall prevail.

For and on behalf of		For and on behalf of

SKYWEST AIRLINES, INC.		BOMBARDIER INC.
Bombardier Aerospace

Signed:	“Brad Rich”	Signed:	“Scott Preece”
	Bradford R. Rich		Scott Preece
	Executive Vice President		Manager, Contracts
	CFO, and Treasurer		Regional Aircraft

Signed:	“Eric Christensen”
Eric Christensen
Vice President, Planning